Exhibit 99.1

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Third Quarter 2018 Results
DELAWARE, Ohio (August 29, 2018) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced third quarter 2018 results.
Third Quarter Highlights include (all results compared to the third quarter of 2017 unless otherwise noted):

•	Net sales increased by $50.3 million to $1,012.1 million.

•	Gross profit increased by $30.0 million to $217.1 million.

•	Operating profit increased by $23.5 million to $114.0 million and operating profit before special items[1] increased by $23.2 million to $117.7 million.

•
Net income of $67.7 million or $1.15 per diluted Class A share increased compared to net income of $43.9 million or $0.74 per diluted Class A share. Net income, excluding the impact of special items, of $70.9 million or $1.20 per diluted Class A share increased compared to net income, excluding the impact of special items, of $49.7 million or $0.85 per diluted Class A share.

•
Net cash provided by operating activities decreased by $38.3 million to $51.3 million. The $38.3 million decrease included a one-time $65.0 million U.S pension contribution. Free cash flow excluding the additional U.S. pension contribution[2] increased by $16.4 million to $80.6 million.

•	Increased quarterly cash dividends to $0.44 per share on Class A Common Stock and $0.66 per share on Class B Common Stock, an increase of 4.8 percent from dividends paid in the second quarter of 2018.
“Greif delivered solid third quarter results, with stronger year over year operating profit before special items, earnings and free cash flow,” said Greif’s President and Chief Executive Officer, Pete Watson. “Our Paper Packaging and Flexible Products segments continue to demonstrate strong results. Our Rigid Packaging segment experienced strong demand across much of the portfolio, but was impacted by the continuation of rising raw material costs and unique headwinds in certain regions of our global business. At the same time, the improved overall performance of our diversified portfolio leads us to increase our Fiscal 2018 Class A EPS before special items guidance range to $3.53 - $3.69. In addition, we are pleased that earlier this week our Board of Directors approved an increased quarterly dividend, which reflects our ongoing commitment to shareholder returns and the confidence we have in our global business.”

(1)
A summary of all special items that are excluded from operating profit before special items, from net income before special items, and from earnings per diluted Class A share before special items is set forth in the Selected Financial Highlights table following the Company Outlook in this release.

(2)
Free cash flow excluding the additional U.S. pension contribution is defined as net cash provided by operating activities, excluding the additional one-time $65.0 million contribution made by the Company to its U.S. defined benefit plan (the “additional U.S. pension contribution”) during the third quarter of 2018, less cash paid for purchases of properties, plants and equipment. The additional U.S. pension contribution will provide certain tax advantages to the Company as a result of the Tax Cuts and Jobs Act ("Tax Reform Act").

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service
The Company's consolidated CSI3 score for the third quarter of 2018 improved to 87.4, with the largest improvement again recorded in FPS, which generated a 12 percent improvement versus the prior year quarter. Our objective is that each business segment delivers a CSI score of 95 or better. Our Paper Packaging & Services segment is above that threshold.

We are currently making plans to conduct our next NPS4 survey and anticipate launching it late in our fiscal 2018 fourth quarter or at the beginning of fiscal 2019. Our aspiration is to consistently achieve an NPS score of 55. We continue to leverage the increased customer interactions that accompany each survey into additional enhancements for our customers and better strategic insight into their business needs.

Segment Results (all results compared to the third quarter of 2017 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products5 sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the third quarter of 2018 as compared to the prior year quarter for the business segments with manufacturing operations:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(0.6)%	—	2.7%
Volume	(1.2)%	6.6%	7.1%
Selling Prices and Product Mix	3.7%	7.8%	8.9%
Total Impact of Primary Products	1.9%	14.4%	18.7%

Rigid Industrial Packaging & Services
Net sales increased by $13.2 million to $687.6 million. Net sales excluding foreign currency translation increased by $17.6 million due primarily to a 3.7 percent increase in selling prices on our primary products as a result of strategic pricing decisions and contractual price changes, partially offset by significantly weaker demand from European agricultural customers due to weather, impacts from events in Brazil and continued value over volume decisions in China.
Gross profit increased by $1.8 million to $138.8 million. The increase in gross profit included a $4.6 million freight expense adjustment and improved manufacturing efficiencies, partially offset by the continuation of rising raw material costs and the timing of contractual pass through arrangements. The $4.6 million freight expense adjustment included the reversal of $2.4 million of fiscal 2018 freight expenses and $2.2 million of freight expenses related to prior periods.
Operating profit decreased by $3.3 million to $62.0 million. Operating profit before special items decreased by $4.1 million to $66.1 million, due to an increase in the segment's selling, general & administrative ("SG&A") expense. The prior year third quarter results included a value-added tax refund of $2.9 million related to the resolution of a Brazilian tax issue originating in 1991.
Paper Packaging & Services
Net sales increased by $29.7 million to $236.0 million. The increase was due to higher selling prices resulting from increases in published containerboard pricing, higher volumes and stronger specialty sales.
Gross profit increased by $25.8 million to $59.5 million. The increase in gross profit was primarily due to higher containerboard prices and lower old corrugated container input costs, partially offset by an increase in transportation costs.
Operating profit increased by $24.7 million to $44.1 million. Operating profit before special items increased by $24.8 million to $44.4 million due to the same factors that impacted gross profit, partially offset by an increase in the segment's SG&A expense.
Flexible Products & Services
Net sales increased by $8.7 million to $82.6 million. Net sales excluding foreign currency translation increased by $7.1 million due to strategic pricing decisions, product mix and higher volumes.

Gross profit increased by $3.0 million to $16.7 million due primarily due to the same factors that impacted net sales and improved manufacturing efficiencies.
Operating profit increased by $2.7 million to $5.8 million. Operating profit before special items increased by $3.2 million to $5.8 million. The improvement in operating profit before special items was due primarily to the same factors that impacted gross profit and foreign currency translation.
Land Management
Net sales decreased by $1.3 million to $5.9 million.
Operating profit decreased by $0.6 million to $2.1 million. Operating profit before special items decreased by $0.7 million to $1.4 million.
Dividend Summary
On August 28, 2018, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.66 per share of Class B Common Stock. Dividends are payable on October 1, 2018, to stockholders of record at the close of business on September 17, 2018.
Tax Summary
During the third quarter, the Company recorded an income tax rate of 26.6 percent and a tax rate excluding the impact of special items of 26.4 percent. The Company continues to expect its tax rate excluding the impact of special items to range between 28.0 and 32.0 percent for fiscal 2018.
As of July 31, 2018, the Company's accounting for the Tax Reform Act is provisional and work is progressing. For example, as it relates to transition tax, the Company continues to analyze the earnings and profits and tax pools of its foreign subsidiaries. The Company has recorded as of that date a provisional estimate for the following items: a provisional tax benefit related to the revaluation of deferred tax assets and liabilities of $69.3 million; and a provisional tax expense as a result of the accrual for the transition tax liability of $35.9 million. Adjustments to the provisional estimates will be recorded and disclosed prospectively during the measurement period and may differ materially from these provisional amounts, due to, among other items, additional analyses, changes in interpretations and assumptions previously made by the Company, new or additional regulatory guidance that may be issued, and actions the Company may take as a result of the Tax Reform Act.
Company Outlook

(in millions, except per share amounts)	Fiscal 2018 Outlook Reported at Q2	Fiscal 2018 Outlook Reported at Q3	Comments
SG&A expense	$395 - $415	No change	N/A
Interest expense	$50 - $55	No change	N/A
Other expense, net	$15 - $20	No change	N/A
Tax rate excluding the impact of special items	28 - 32%	No change	N/A
Class A earnings per share before special items	$3.45 - $3.70	$3.53 - $3.69	Improved price/cost in containerboard; accelerated FPS performance
Capital expenditures	$120 - $140	No change	N/A
Free cash flow excluding the additional U.S. pension contribution	$200 - $220	No change	N/A
Note: Full year 2018 Class A earnings per share and tax rate guidance on a GAAP basis are not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net, non-cash asset impairment charges due to unanticipated changes in the business, restructuring-related activities, non-cash pension settlement charges or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2018 Class A earnings per share before special items guidance or tax rate excluding the impact of special items guidance, both non-GAAP financial measures which exclude gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement charges, acquisition costs, restructuring and impairment charges and provisional tax net benefits resulting from the Tax Reform Act, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2018 free cash flow guidance excluding the additional pension contribution to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(3)	Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

(4)
Net Promoter Score (NPS) is a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are developed by subtracting the percentage of detractors a business has from the percentage of its promoters.

(5)
Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except for per share amounts)	2018	2017	2018	2017
Selected Financial Highlights
Net sales	$1,012.1	$961.8	$2,886.1	$2,670.1
Gross profit	217.1	187.1	584.1	532.3
Gross profit margin	21.5%	19.5%	20.2%	19.9%
Operating profit	114.0	90.5	267.2	237.6
Operating profit before special items	117.7	94.5	278.4	246.1
EBITDA(6)	142.2	116.1	350.1	293.5
EBITDA before special items	146.3	121.1	361.7	327.6
Net cash provided by operating activities	51.3	89.6	55.8	105.1
Adjusted net cash provided by operating activities	116.3	89.6	120.8	105.1
Free cash flow(7)	15.6	64.2	(36.2)	40.0
Free cash flow excluding the additional U.S. pension contribution	80.6	64.2	28.8	40.0
Net income attributable to Greif, Inc.	67.7	43.9	169.3	85.3
Diluted Class A earnings per share attributable to Greif, Inc.	$1.15	$0.74	$2.88	$1.45
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$1.20	$0.85	$2.45	$1.97
Special items
Restructuring charges	$3.7	$3.9	$13.8	$8.7
Acquisition-related costs	0.5	—	0.7	—
Non-cash asset impairment charges	0.8	2.0	4.1	5.9
Non-cash pension settlement charge	0.4	1.0	0.4	25.6
Gain on disposal of properties, plants and equipment and businesses, net	(1.3)	(1.9)	(7.4)	(6.1)
Provisional tax net benefit resulting from the Tax Reform Act	—	—	(33.4)	—
Total special items	$4.1	$5.0	$(21.8)	$34.1

	July 31, 2018	October 31, 2017	July 31, 2017	October 31, 2016
Operating working capital(8)	$394.0	$327.3	$395.6	$304.6
(6)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization.
(7)Free cash flow is defined as net cash provided by operating activities less cash paid for purchases of properties, plants and equipment.
(8)Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the third quarter of 2018 results on August 30, 2018, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-231-8265. The Greif ID is 4580819. The number for international callers is +1-647-689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision to become the world’s best performing customer service company in industrial packaging. The Company produces steel, plastic, fibre, flexible, corrugated, and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The Company is strategically positioned with production facilities in over 40 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (x) we may encounter difficulties arising from acquisitions, (xi) in connection with acquisitions or divestitures, we may become subject to liabilities, (xii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) we could be subject to changes in our tax rates, the adoption of new U.S. of foreign tax legislation or exposure to additional tax liabilities, (xiv) full realization of our deferred tax assets may be affected by a number of factors, (xv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xvi) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xviii) our business may be adversely impacted by work stoppages and other labor relations matters, (xix) we may not successfully identify illegal immigrants in our workforce, (xx) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology (IT) and other business systems, (xxiii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxiv) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxv) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxvi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxvii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxviii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxix) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxx) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxi) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except per share amounts)	2018	2017	2018	2017
Net sales	$1,012.1	$961.8	$2,886.1	$2,670.1
Cost of products sold	795.0	774.7	2,302.0	2,137.8
Gross profit	217.1	187.1	584.1	532.3
Selling, general and administrative expenses	99.9	92.6	306.4	286.2
Restructuring charges	3.7	3.9	13.8	8.7
Non-cash asset impairment charges	0.8	2.0	4.1	5.9
Gain on disposal of properties, plants and equipment, net	(1.4)	(1.1)	(7.5)	(3.9)
(Gain) loss on disposal of businesses, net	0.1	(0.8)	0.1	(2.2)
Operating profit	114.0	90.5	267.2	237.6
Interest expense, net	12.1	13.7	38.4	46.7
Non-cash pension settlement charge	0.4	1.0	0.4	25.6
Other expense, net	4.8	1.4	15.0	8.2
Income before income tax expense and equity earnings of unconsolidated affiliates, net	96.7	74.4	213.4	157.1
Income tax expense	25.7	27.2	31.2	62.0
Equity earnings of unconsolidated affiliates, net of tax	(1.0)	(0.3)	(1.8)	(0.3)
Net income	72.0	47.5	184.0	95.4
Net income attributable to noncontrolling interests	(4.3)	(3.6)	(14.7)	(10.1)
Net income attributable to Greif, Inc.	$67.7	$43.9	$169.3	$85.3
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$1.15	$0.74	$2.88	$1.45
Class B Common Stock	$1.72	$1.12	$4.31	$2.17
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$1.15	$0.74	$2.88	$1.45
Class B Common Stock	$1.72	$1.12	$4.31	$2.17
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.9	25.8	25.9	25.8
Class B Common Stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.9	25.8	25.9	25.8
Class B Common Stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2018	October 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$100.9	$142.3
Trade accounts receivable	469.2	447.0
Inventories	334.4	279.5
Other current assets	170.7	125.7
	1,075.2	994.5
LONG-TERM ASSETS
Goodwill	785.5	785.4
Intangible assets	85.3	98.0
Assets held by special purpose entities	50.9	50.9
Other long-term assets	120.9	115.1
	1,042.6	1,049.4
PROPERTIES, PLANTS AND EQUIPMENT	1,181.6	1,188.4
	$3,299.4	$3,232.3
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$409.6	$399.2
Short-term borrowings	5.5	14.5
Current portion of long-term debt	15.0	15.0
Other current liabilities	250.1	259.2
	680.2	687.9
LONG-TERM LIABILITIES
Long-term debt	1,020.1	937.8
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	363.8	484.3
	1,427.2	1,465.4
REDEEMABLE NONCONTROLLING INTERESTS	34.6	31.5
EQUITY
Total Greif, Inc. equity	1,115.2	1,010.9
Noncontrolling interests	42.2	36.6
	1,157.4	1,047.5
	$3,299.4	$3,232.3

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72.0	$47.5	$184.0	$95.4
Depreciation, depletion and amortization	32.4	27.7	96.5	89.4
Asset impairments	0.8	2.0	4.1	5.9
Pension settlement loss	0.4	1.0	0.4	25.6
Other non-cash adjustments to net income	(4.2)	(1.1)	(77.3)	(9.9)
Operating working capital changes	12.9	(3.8)	(72.3)	(96.1)
Deferred purchase price on sold receivables	(7.5)	(9.1)	(32.3)	(30.8)
Increase (decrease) in cash from changes in other assets and liabilities	(55.5)	25.4	(47.3)	25.6
Net cash provided by operating activities	51.3	89.6	55.8	105.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(35.7)	(25.4)	(92.0)	(65.1)
Purchases of and investments in timber properties	(1.7)	(1.9)	(6.6)	(7.3)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	3.0	5.7	12.9	13.8
Proceeds on insurance recoveries	—	—	—	0.4
Net cash used in investing activities	(34.4)	(21.6)	(85.7)	(58.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	4.6	(38.2)	69.5	27.3
Dividends paid to Greif, Inc. shareholders	(24.7)	(24.7)	(74.0)	(73.9)
Other	(1.1)	(0.6)	(4.5)	(4.1)
Net cash used in financing activities	(21.2)	(63.5)	(9.0)	(50.7)
Reclassification of cash to assets held for sale	—	0.4	—	(5.5)
Effects of exchange rates on cash	(3.0)	2.7	(2.5)	0.2
Net increase (decrease) in cash and cash equivalents	(7.3)	7.6	(41.4)	(9.1)
Cash and cash equivalents, beginning of period	108.2	87.0	142.3	103.7
Cash and cash equivalents, end of period	$100.9	$94.6	$100.9	$94.6

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Net sales:
Rigid Industrial Packaging & Services	$687.6	$674.4	$1,965.7	$1,860.2
Paper Packaging & Services	236.0	206.3	653.7	577.9
Flexible Products & Services	82.6	73.9	246.7	210.2
Land Management	5.9	7.2	20.0	21.8
Total net sales	$1,012.1	$961.8	$2,886.1	$2,670.1
Gross profit:
Rigid Industrial Packaging & Services	$138.8	$137.0	$374.1	$383.3
Paper Packaging & Services	59.5	33.7	152.7	101.9
Flexible Products & Services	16.7	13.7	49.5	39.1
Land Management	2.1	2.7	7.8	8.0
Total gross profit	$217.1	$187.1	$584.1	$532.3
Operating profit:
Rigid Industrial Packaging & Services	$62.0	$65.3	$140.4	$164.2
Paper Packaging & Services	44.1	19.4	105.0	59.7
Flexible Products & Services	5.8	3.1	14.0	5.5
Land Management	2.1	2.7	7.8	8.2
Total operating profit	$114.0	$90.5	$267.2	$237.6
EBITDA(9):
Rigid Industrial Packaging & Services	$78.3	$80.3	$189.1	$198.5
Paper Packaging & Services	52.8	26.9	129.9	73.4
Flexible Products & Services	7.8	4.9	20.0	9.7
Land Management	3.3	4.0	11.1	11.9
Total EBITDA	$142.2	$116.1	$350.1	$293.5
EBITDA before special items:
Rigid Industrial Packaging & Services	$82.8	$85.8	$202.4	$223.5
Paper Packaging & Services	53.1	27.5	130.2	83.9
Flexible Products & Services	7.8	4.4	20.3	10.6
Land Management	2.6	3.4	8.8	9.6
Total EBITDA before special items	$146.3	$121.1	$361.7	$327.6
(9)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Net sales:
United States	$506.0	$463.7	$1,402.2	$1,306.2
Europe, Middle East and Africa	372.6	359.4	1,074.6	970.8
Asia Pacific and other Americas	133.5	138.7	409.3	393.1
Total net sales	$1,012.1	$961.8	$2,886.1	$2,670.1
Gross profit:
United States	$125.6	$97.4	$323.9	$277.1
Europe, Middle East and Africa	69.9	65.9	198.7	189.5
Asia Pacific and other Americas	21.6	23.8	61.5	65.7
Total gross profit	$217.1	$187.1	$584.1	$532.3

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED

(in millions)	July 31, 2018	October 31, 2017
Trade accounts receivable	$469.2	$447.0
Plus: inventories	334.4	279.5
Less: accounts payable	409.6	399.2
Operating working capital	$394.0	$327.3

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA(10)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Net income	$72.0	$47.5	$184.0	$95.4
Plus: Interest expense, net	12.1	13.7	38.4	46.7
Plus: Income tax expense	25.7	27.2	31.2	62.0
Plus: Depreciation, depletion and amortization expense	32.4	27.7	96.5	89.4
EBITDA	$142.2	$116.1	$350.1	$293.5
Net income	$72.0	$47.5	$184.0	$95.4
Plus: Interest expense, net	12.1	13.7	38.4	46.7
Plus: Income tax expense	25.7	27.2	31.2	62.0
Plus: Non-cash pension settlement charge	0.4	1.0	0.4	25.6
Plus: Other expense, net	4.8	1.4	15.0	8.2
Plus: Equity earnings of unconsolidated affiliates, net of tax	(1.0)	(0.3)	(1.8)	(0.3)
Operating profit	114.0	90.5	267.2	237.6
Less: Non-cash pension settlement charge	0.4	1.0	0.4	25.6
Less: Other expense, net	4.8	1.4	15.0	8.2
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.0)	(0.3)	(1.8)	(0.3)
Plus: Depreciation, depletion and amortization expense	32.4	27.7	96.5	89.4
EBITDA	$142.2	$116.1	$350.1	$293.5
(10) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA(11)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Rigid Industrial Packaging & Services
Operating profit	$62.0	$65.3	$140.4	$164.2
Less: Non-cash pension settlement charge	0.4	0.6	0.4	15.3
Less: Other expense, net	4.8	1.5	14.9	7.4
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.0)	(0.3)	(1.8)	(0.3)
Plus: Depreciation and amortization expense	20.5	16.8	62.2	56.7
EBITDA	$78.3	$80.3	$189.1	$198.5
Restructuring charges	3.3	3.7	13.1	7.6
Acquisition-related costs	0.5	—	0.7	—
Non-cash asset impairment charges	0.8	2.0	4.1	5.6
Non-cash pension settlement charge	0.4	0.6	0.4	15.3
Gain on disposal of properties, plants, equipment, and businesses, net	(0.5)	(0.8)	(5.0)	(3.5)
EBITDA before special items	$82.8	$85.8	$202.4	$223.5
Paper Packaging & Services
Operating profit	$44.1	$19.4	$105.0	$59.7
Less: Non-cash pension settlement charge	—	0.4	—	10.1
Less: Other expense, net	0.2	(0.1)	0.7	(0.1)
Plus: Depreciation and amortization expense	8.9	7.8	25.6	23.7
EBITDA	$52.8	$26.9	$129.9	$73.4
Restructuring charges	0.3	—	0.3	0.3
Non-cash pension settlement charge	—	0.4	—	10.1
Loss on disposal of properties, plants, equipment, net	—	0.2	—	0.1
EBITDA before special items	$53.1	$27.5	$130.2	$83.9
Flexible Products & Services
Operating profit	$5.8	$3.1	$14.0	$5.5
Less: Non-cash pension settlement charge	—	—	—	0.1
Less: Other (income) expense, net	(0.2)	—	(0.6)	0.9
Plus: Depreciation and amortization expense	1.8	1.8	5.4	5.2
EBITDA	$7.8	$4.9	$20.0	$9.7
Restructuring charges	0.1	0.2	0.4	0.8
Non-cash asset impairment charges	—	—	—	0.3
Non-cash pension settlement charge	—	—	—	0.1
Gain on disposal of properties, plants, equipment and businesses, net	(0.1)	(0.7)	(0.1)	(0.3)
EBITDA before special items	$7.8	$4.4	$20.3	$10.6
Land Management
Operating profit	$2.1	$2.7	$7.8	$8.2
Less: Non-cash pension settlement charge	—	—	—	0.1
Plus: Depreciation, depletion and amortization expense	1.2	1.3	3.3	3.8
EBITDA	$3.3	$4.0	$11.1	$11.9
Non-cash pension settlement charge	—	—	—	0.1
Gain on disposal of properties, plants, equipment, net	(0.7)	(0.6)	(2.3)	(2.4)
EBITDA before special items	$2.6	$3.4	$8.8	$9.6
Consolidated EBITDA	$142.2	$116.1	$350.1	$293.5
Consolidated EBITDA before special items	$146.3	$121.1	$361.7	$327.6

(11)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Net cash provided by operating activities	$51.3	$89.6	$55.8	$105.1
Cash paid for purchases of properties, plants and equipment	(35.7)	(25.4)	(92.0)	(65.1)
Free cash flow	$15.6	$64.2	$(36.2)	$40.0
GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW EXCLUDING THE ADDITIONAL U.S. PENSION CONTRIBUTION
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Net cash provided by operating activities	$51.3	$89.6	$55.8	$105.1
Additional U.S. pension contribution	65.0	—	65.0	—
Adjusted net cash provided by operating activities(12)	$116.3	$89.6	$120.8	$105.1
Cash paid for purchases of properties, plants and equipment	(35.7)	(25.4)	(92.0)	(65.1)
Free cash flow excluding the additional U.S. pension contribution	$80.6	$64.2	$28.8	$40.0
(12)Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the additional U.S. pension contribution.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2018 GUIDANCE RECONCILIATION
FREE CASH FLOW EXCLUDING THE ADDITIONAL U.S. PENSION CONTRIBUTION
UNAUDITED

	Fiscal 2018 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$255.0	$295.0
Additional U.S. pension contribution	65.0	65.0
Adjusted net cash provided by operating activities	320.0	360.0
Cash paid for purchases of properties, plants and equipment	(120.0)	(140.0)
Free cash flow excluding the additional U.S. pension contribution	$200.0	$220.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT BEFORE SPECIAL ITEMS(13)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2018	2017	2018	2017
Operating profit:
Rigid Industrial Packaging & Services	$62.0	$65.3	$140.4	$164.2
Paper Packaging & Services	44.1	19.4	105.0	59.7
Flexible Products & Services	5.8	3.1	14.0	5.5
Land Management	2.1	2.7	7.8	8.2
Total operating profit	$114.0	$90.5	$267.2	$237.6
Restructuring charges:
Rigid Industrial Packaging & Services	$3.3	$3.7	$13.1	$7.6
Paper Packaging & Services	0.3	—	0.3	0.3
Flexible Products & Services	0.1	0.2	0.4	0.8
Total restructuring charges	$3.7	$3.9	$13.8	$8.7
Acquisition-related costs:
Rigid Industrial Packaging & Services	$0.5	$—	$0.7	$—
Total acquisition-related costs	$0.5	$—	$0.7	$—
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	$0.8	$2.0	$4.1	$5.6
Flexible Products & Services	—	—	—	0.3
Total non-cash asset impairment charges	$0.8	$2.0	$4.1	$5.9
(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	$(0.5)	$(0.8)	$(5.0)	$(3.5)
Paper Packaging & Services	—	0.2	—	0.1
Flexible Products & Services	(0.1)	(0.7)	(0.1)	(0.3)
Land Management	(0.7)	(0.6)	(2.3)	(2.4)
Total gain on disposal of properties, plants, equipment and businesses, net	$(1.3)	$(1.9)	$(7.4)	$(6.1)
Operating profit before special items:
Rigid Industrial Packaging & Services	$66.1	$70.2	$153.3	$173.9
Paper Packaging & Services	44.4	19.6	105.3	60.1
Flexible Products & Services	5.8	2.6	14.3	6.3
Land Management	1.4	2.1	5.5	5.8
Total operating profit before special items	$117.7	$94.5	$278.4	$246.1
(13)Operating profit before special items is defined as operating profit, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, less gain on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE SPECIAL ITEMS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings of Unconsolidated Affiliates	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended July 31, 2018	$96.7	$25.7	$(1.0)	$4.3	$67.7	$1.15	26.6%
Gain on disposal of properties, plants, equipment and businesses, net	(1.3)	(0.2)	—	—	(1.1)	(0.02)
Restructuring charges	3.7	0.9	—	—	2.8	0.04
Acquisition-related costs	0.5	0.1	—	—	0.4	0.01
Non-cash asset impairment charges	0.8	—	—	—	0.8	0.02
Non-cash pension settlement	0.4	0.1	—	—	0.3	—
Excluding Special Items	$100.8	$26.6	$(1.0)	$4.3	$70.9	$1.20	26.4%

Three months ended July 31, 2017	$74.4	$27.2	$(0.3)	$3.6	$43.9	$0.74	36.6%
Gain on disposal of properties, plants, equipment and businesses, net	(1.9)	(1.3)	—	(0.3)	(0.3)	—
Restructuring charges	3.9	0.5	—	0.1	3.3	0.06
Non-cash asset impairment charges	2.0	—	—	—	2.0	0.04
Non-cash pension settlement charge	1.0	0.2	—	—	0.8	0.01
Excluding Special Items	$79.4	$26.6	$(0.3)	$3.4	$49.7	$0.85	33.5%

Nine months ended July 31, 2018	$213.4	$31.2	$(1.8)	$14.7	$169.3	$2.88	14.6%
Gain on disposal of properties, plants, equipment and businesses, net	(7.4)	(0.9)	—	—	(6.5)	(0.11)
Restructuring charges	13.8	2.8	—	0.2	10.8	0.18
Acquisition-related costs	0.7	0.2	—	—	0.5	0.01
Non-cash asset impairment charges	4.1	0.7	—	—	3.4	0.06
Non-cash pension settlement charge	0.4	0.1	—	—	0.3	—
Provisional tax net benefit resulting from the Tax Reform Act	—	33.4	—	—	(33.4)	(0.57)
Excluding Special Items	$225.0	$67.5	$(1.8)	$14.9	$144.4	$2.45	30.0%

Nine months ended July 31, 2017	$157.1	$62.0	$(0.3)	$10.1	$85.3	$1.45	39.5%
Gain on disposal of properties, plants, equipment and businesses, net	(6.1)	(2.3)	—	—	(3.8)	(0.06)
Restructuring charges	8.7	(2.3)	—	0.4	10.6	0.18
Non-cash asset impairment charges	5.9	—	—	0.1	5.8	0.10
Non-cash pension settlement charge	25.6	8.1	—	—	17.5	0.30
Excluding Special Items	$191.2	$65.5	$(0.3)	$10.6	$115.4	$1.97	34.3%

The impact of income tax expense and non-controlling interest on each special item is calculated based on tax rates and ownership percentages specific to each applicable entity. Included in the nine months ended July 31, 2017 restructuring charges special item is a $4.4 million income tax charge due to a change in assertions related to unremitted foreign earnings as a result of the restructuring of our intercompany debt portfolio.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended July 31,
(in millions)	2018	2017	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$1,012.1	$961.8	$50.3	5.2%
Currency Translation	2.8	N/A
Net Sales Excluding the Impact of Currency Translation	$1,014.9	$961.8	$53.1	5.5%
Rigid Industrial Packaging & Services
Net Sales	$687.6	$674.4	$13.2	2.0%
Currency Translation	4.4	N/A
Net Sales Excluding the Impact of Currency Translation	$692.0	$674.4	$17.6	2.6%
Flexible Products & Services
Net Sales	$82.6	$73.9	$8.7	11.8%
Currency Translation	(1.6)	N/A
Net Sales Excluding the Impact of Currency Translation	$81.0	$73.9	$7.1	9.6%

	Nine months ended July 31,
(in millions)	2018	2017	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$2,886.1	$2,670.1	$216.0	8.1%
Currency Translation	(68.8)	N/A
Net Sales Excluding the Impact of Currency Translation	$2,817.3	$2,670.1	$147.2	5.5%
Rigid Industrial Packaging & Services
Net Sales	$1,965.7	$1,860.2	$105.5	5.7%
Currency Translation	(53.0)	N/A
Net Sales Excluding the Impact of Currency Translation	$1,912.7	$1,860.2	$52.5	2.8%
Flexible Products & Services
Net Sales	$246.7	$210.2	$36.5	17.4%
Currency Translation	(15.8)	N/A
Net Sales Excluding the Impact of Currency Translation	$230.9	$210.2	$20.7	9.8%